Exhibit 10.2

FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

This First Amendment (this “First Amendment”) to the Share Purchase Agreement (as defined below) is made and entered into as of May 27, 2025, by BIOSIG TECHNOLOGIES, INC., a Delaware corporation (“Parent”), BST SUB ULC, an unlimited liability company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of Parent (“ExchangeCo”), 1540875 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a wholly-owned subsidiary of the Parent (“Callco”), and STREAMEX EXCHANGE CORPORATION, a company organized under the laws of the Province of British Columbia (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Share Purchase Agreement (defined below).

WHEREAS, Parent, ExchangeCo, CallCo, the Company, certain shareholders of the Company and 1540873 B.C. Ltd. have entered into that certain Share Purchase Agreement, dated as of May 23, 2025 (the “Share Purchase Agreement”)

WHEREAS, the Parties desire to amend the terms and conditions of the Share Purchase Agreement to, among other things clarify that ExchangeCo shall issue such number of Exchangeable Shares to each Shareholder at a ratio of 2.046862 Exchangeable Shares for each Purchased Share instead of 2.05 Exchangeable Share in order to achieve an aggregate issuance of 109,070,056.6977 Exchangeable Shares.

NOW, THEREFORE, for and in consideration of the mutual covenants contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Party hereto, the Parties agree as follows:

1.	Amendment to Agreement. The Agreement is hereby amended as follows:

a.	Section 1.3 of the Share Purchase Agreement is deleted in its entirety and replaced with the following:

“1.3 Payment of Purchase Price. In consideration for the purchase of the Purchased Shares from the Shareholders, ExchangeCo shall issue such number of Exchangeable Shares in its capital stock having the rights, privileges, restrictions and conditions set forth in the Exchange Rights Agreement (the “Exchangeable Shares”) to each Shareholder at a ratio of 2.046862 Exchangeable Shares for each Purchased Share, which total in the aggregate 109,070,056.6977 Exchangeable Shares. The final amounts of Exchangeable Shares, consistent with the foregoing, shall be set forth on the Allocation Certificate and mutually agreed to by Parent, ExchangeCo, Callco, Company and the Shareholders’ Representative on behalf of the Shareholders.

2.	No Other Changes. Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect upon its original terms. This Amendment and the Agreement constitute an integrated agreement with respect to the subject matter hereof and thereof. This Amendment may be amended, modified, and supplemented only in accordance with the terms of the Agreement.

3.	Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s or any other state’s or other jurisdiction’s principles of conflict of laws.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

By:	/s/ Anthony Amato
Name:	Anthony Amato
Title:	Chief Executive Officer

STREAMEX EXCHANGE CORPORATION

By:	/s/ Karl Henry McPhie
Name:	Karl Henry McPhie
Title:	Chief Executive Officer

By:	/s/ Morgan Lekstrom
Name:	Morgan Lekstrom
Title:	Executive Chairman

1540875 B.C. Ltd.,

By:	/s/Anthony Amato
Name:	Anthony Amato
Title:	Chief Executive Officer

BST SUB ULC,

By:	/s/Anthony Amato
Name:	Anthony Amato
Title:	Chief Executive Officer

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